Exhibit 10.25
[Eagle Test Systems, Inc. Letterhead]
September 30, 2003
[Name of Investor]
c/o TA Associates, Inc.
High Street Tower
Suite 2500
Boston, MA 02110
Attention: Michael C. Child and Jameson J. McJunkin
Ladies and Gentlemen:
     This letter is being issued in connection with the acquisition by [name of Investor] (the “Fund”) of [shares of Series A Convertible Preferred Stock, par value $.01 per share,][Senior Subordinated Secured Convertible Notes] of Eagle Test Systems, Inc. (the “Company”) [and Senior Subordinated Secured Convertible Notes of the Company]. The Fund desires actively to assist the Company in developing, reviewing and considering certain proposals and suggestions relating to the management of the Company’s business and the Company desires such assistance. In order to facilitate the Fund’s input with respect to the management of the business of the Company, the Company agrees to grant to the Fund the management rights described below and further agrees that it will give due consideration to such input as may be provided by the Fund in exercise of such rights:
     (a) the right to discuss, and provide advice with respect to, the business operations, properties and financial and other conditions of the Company with the Company’s officers, employees and directors and the right to consult with and advise the Company’s senior management on matters materially affecting the business and affairs of the Company;
     (b) the right to submit business proposals or suggestions to the Company’s senior management from time to time with the requirement that one or more members of the Company’s senior management discuss such proposals or suggestions with the Fund within a reasonable period after such submission and the right to call a meeting with the Company’s senior management in order to discuss such proposals or suggestions; and
     (c) the right (i) to visit the Company’s business premises and other properties during normal business hours, (ii) to receive financial statements, operating reports, budgets or other financial reports of the Company on a regular basis describing the Company’s financial performance, significant proposals and other material aspects of the Company’s business and operations, (iii) to examine the books and records of the Company and (iv) to request such other information at reasonable times and intervals in light of the Company’s normal business operations concerning the general status of the Company’s business, financial condition and operations but only to the extent such information is reasonably available to the Company and in a format consistent with how the Company maintains such information.
     The Fund agrees that except as may be required by law, rule, regulation, legal process or regulatory authority, any non-public information received from the Company hereunder (the “Information”) will be treated as confidential and will not be disclosed by the Fund or made available to any third party (other than any of the Fund’s partners, employees, advisers, attorneys, accountants or agents that the Fund reasonably believes has a need to know such information and that agrees to be bound by the confidentiality provisions set forth herein) without the Company’s prior written approval and without safeguards for protecting such information. The Fund agrees that it shall use its reasonable efforts to maintain the confidence of all Information disclosed to it pursuant to this letter agreement, except that the Fund may disclose any Information (i) to any person with whom the Fund is discussing a potential sale of any securities, provided that such person executes a confidentiality agreement substantially similar to this paragraph in favor of the Company and (ii) to the extent that the Fund is requested or required (by deposition, interrogatories, subpoena or otherwise) as part of an action, suit, proceeding or investigation by or before any court or governmental authority; provided, that the Fund shall use its best efforts to limit such disclosure to information it is advised by counsel that it is legally required to disclose in connection with any such action, suit, proceeding, or investigation. Notwithstanding the foregoing, “Information” excludes any of the foregoing that has entered the public domain through no fault of the Fund, that an authorized executive officer of the Company has authorized for public dissemination, that was known to or possessed by the Fund prior to its discussion with the Company of the acquisition described in the first paragraph of this letter agreement and other than through disclosure or delivery by the Company, or that was learned or obtained by the Fund from sources having no duty of confidentiality to the Company. The Fund may decline to receive Information by providing written notice to the Company.
     Please acknowledge your agreement by signing below and returning the executed letter via facsimile and regular mail to the address listed above.
     Thank you for your consideration.

Very truly yours, Eagle Test Systems, Inc.
By:
Name:
Title:

2

Acknowledged and Agreed:

[Name of Investor]
By:
	Name:	Michael C. Child
Its: Managing Director

[Signature Page to Management Rights Letter]